Exhibit 99.1

MabVax Therapeutics Audited Financial Statements Reinstated

San Diego, CA, October 16, 2018 – MabVax Therapeutics Holdings, Inc. (OTC: MBVX), a clinical-stage biotechnology company with a fully human antibody discovery platform focused on the development of antibody-based products to address unmet medical needs, announces today that the Company’s audited financial statements for 2017 and 2016 have been re-instated and brought current in quarterly filings with the Securities and Exchange Commission (the “SEC”). The re-instatement of audited financial statements was made possible through the combined efforts of the Company working with its prior auditors to bring current their procedures through last Friday, a requirement necessary to reinstate the audited financial statements. What made the re-instatement possible is that the Court of Chancery of the State of Delaware (the “Court”) on September 20, 2018, granted the Company’s Verified Petition for Relief Under 8 Del. C. § 205, captioned In re: MabVax Therapeutics Holdings, Inc., C.A. No. 2018-0549-TMR (the “Delaware Petition”), as submitted, and entered an order validating (i) conversions of the Company’s preferred stock into common stock that occurred between June 30, 2014 and February 12, 2018 and (ii) corporate acts that occurred during the same time period that we believed were approved by our stockholders but that, for reasons described in the Delaware Petition, may not have been approved by the requisite percentage of stockholder voting power during the same time period.

David Hansen, the Company’s President and CEO, commented, “The re-instatement of audited financial statements was an important step in enabling us to file our financial reports and becoming a current reporting company, which included our filing of both our annual report and our first and second quarter 10-Qs yesterday. Our next step will be to submit our application to the OTCQB market place. We remain focused on achieving our objectives, which are to continue overcoming recent challenges faced by the Company and to build shareholder value that will attract the interest of new potential partners.”

About MabVax:

MabVax Therapeutics Holdings, Inc. is a clinical-stage biotechnology company with a fully human antibody discovery platform focused on the rapid translation into clinical development of products to address unmet medical needs in the treatment of cancer. The Company completed a preclinical asset sale and license agreement with Boehringer Ingelheim in July 2018, and a license agreement for a cancer vaccine to Y-mAbs Therapeutics in June 2018. The Company received nearly $5 million in upfront payments from these two transactions to begin the third quarter, with an additional $7.6 million in downstream milestones the Company expects to receive based either on reaching an anniversary date of entering the agreement, or upon reaching a milestone.

Our lead development product, MVT-5873, is a fully human IgG1 monoclonal antibody (mAb) that targets sialyl Lewis A (sLea), an epitope on CA19-9. MVT-5873 is currently in Phase 1 clinical trials as a therapeutic agent for patients with pancreatic cancer and other CA19-9 positive tumors. CA19-9 is expressed in over 90% of pancreatic cancers and in other diseases including small cell lung and GI cancers. CA19-9 plays an important role in tumor adhesion and metastasis and is a marker of an aggressive cancer phenotype. CA19-9 serum levels are considered a valuable adjunct in the diagnosis, prognosis and treatment monitoring of pancreatic cancer. With our collaborators including Memorial Sloan Kettering Cancer Center, Sarah Cannon Research Institute, Honor Health and Imaging Endpoints, we have treated more than 56 patients with either our therapeutic antibody designated as MVT-5873 or our PET imaging diagnostic product designated as MVT-2163 in Phase 1 clinical studies, and demonstrated early safety, specificity for the target and a potential efficacy signal. The Company also has a radioimmunotherapy product, designated as MVT-1075, that is also in Phase 1 clinical development.  For additional information, please visit the Company's website, www.mabvax.com.

Forward Looking Statements:

This press release contains “forward-looking statements” regarding matters that are not historical facts. Words described in the section “About MabVax” and the Company’s plans to apply to the OTCQB market place include such words as “will be,” “continue overcoming,” “build,” “expects,” “demonstrated,” “becoming,” “enabling,” “goal,” and “early,” and similar expressions, and are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. There can be no assurance that the Company will be listed on the OTCQB in a timely manner, if at all. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company’s prior periodic filings with the Securities and Exchange Commission, including the factors described in the section entitled “Risk Factors” in its annual report on Form 10-K for the fiscal year ended December 31, 2017, as amended. We undertake no obligation to update forward-looking statements contained in this press release.

MabVax Investor Contact:

Email: MabVaxIR@mabvax.com
Phone: 858-259-9405